CONFIRMING STATEMENT

This Statement confirms that the undersigned has authorized and designated David K. Johnson or Mark D. Freeman, or Thomas A.

Sterken to execute and file on the undersigned's behalf all

Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the United States

Securities and Exchange Commission as a result of the

undersigned's ownership of or transactions in securities of

WSB FINANCIAL GROUP, INC.  The authority of David K. Johnson or

Mark D. Freeman, or Thomas A. Sterken under this Statement shall continue until the undersigned is no longer required to file

Forms 3, 4 or 5 with regard to the undersigned's ownership of or transactions in securities of WSB FINANCIAL GROUP, INC,

unless earlier revoked in writing.  The undersigned acknowledges that David K. Johnson and Mark D. Freeman, and Thomas A. Sterken

are not assuming, nor is WSB FINANCIAL GROUP, INC. assuming, any of the under-signed's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Dated: November 2, 2006.

     /s/  David K. Johnson

     ____________________________

     David K. Johnson